Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of 21st Century Insurance Group of our report dated February 10, 2004 relating to the financial statements and financial statement schedule of 21st Century Insurance Group, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California April 5, 2004